Exhibit 99.1
                          [HOLDING COMPANY LETTERHEAD]

FOR IMMEDIATE RELEASE                             FOR MORE INFORMATION, CONTACT:
                                                        George A. Rosenbaum, Jr.
September 28, 2005                              Executive Vice President and CFO
                                                                  (505) 622-6201

                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
                             DECLARES CASH DIVIDEND

Roswell, New Mexico - First Federal Banc of the Southwest, Inc. (the "Company") (Nasdaq SmallCap: FFSW) has announced that the Company will pay a cash dividend of $0.07 per share. The dividend will be payable on October 24, 2005, to shareholders of record on October 10, 2005.

The Company operates 15 banking offices throughout the State of New Mexico and in El Paso, Texas.

                           Forward-Looking Statements
                           --------------------------

Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "predict," "believe," "plan," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this press release could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third party claims or actions in relation to ongoing or future litigation or bankruptcy matters; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; government regulation; unanticipated developments in connection with the bankruptcy actions or litigation mentioned above, including judicial variation from existing legal precedent and the decision by one or more parties to appeal decisions rendered; the risks and uncertainties discussed elsewhere from time to time in the Company's periodic reports filed with the Securities and Exchange Commission and other public statements.

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